SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of March 3, 2005 (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement"), is made by LRM Industries LLC, a Delaware limited liability company (the "Debtor"), having its chief executive office at 7400 State Road, #46, Mims, Florida 32754, in favor of Envirokare Composite Corp., a Delaware corporation (the "Secured Party").


                                R E C I T A L S:

A. Pursuant to a Plan and Agreement of Merger, dated as of March 3, 2005 (the "Merger Agreement"), by and between the Secured Party, Thermoplastic Composite Designs, Inc., a Florida corporation ("TCD"), Dale E. Polk, Sr., Dale E. Polk, Jr., and Envirokare --- Tech, Inc., a Nevada corporation ("Parent"), TCD merged with and into Secured Party. ------

B. The Debtor and the Secured Party entered into an Asset Purchase Agreement (as herein defined) pursuant to which the Secured Party sold the LRM Assets (as hereafter defined) to Debtor. Pursuant to the Asset Purchase Agreement, the Debtor is required to make the Required Payments (as hereafter defined) to the Secured Party;

C. The Secured Party is willing to enter into the Asset Purchase Agreement and sell the LRM Assets to Debtor only upon the condition, among others, that the Debtor shall have executed and delivered to the Secured Party this Agreement, and granted to the Secured Party a security interest in the Collateral to secure the Obligations as herein provided, and the Debtor has agreed to do so.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein but which are not defined in this Agreement, the Asset Purchase Agreement or the Merger Agreement shall have the respective meanings provided therefor in the Florida UCC (except that the term "Instruments" shall have the meaning specified in Article 9 of the Florida
UCC). The following terms shall have the following meanings:

     "After-Acquired Intellectual Property" shall mean Intellectual Property in which the Debtor acquires an ownership interest after the date hereof.

     "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, by and between Secured Party, and the Debtor dated as of even date herewith.

     "Collateral" shall mean all Equipment and Intellectual Property of the Debtor now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, in each case wheresoever located, and, to the extent not otherwise included, all Proceeds and products of any of the foregoing.

     "Equipment" shall have the meaning provided therefor in the Florida UCC, which meaning shall be deemed to include the equipment listed on Schedule A hereto and all of the Debtor's interest in all leasehold improvements and any and all additions, accessions and appurtenances thereto, substitutions therefor and replacements thereof, together with all attachments, components, parts and accessories installed thereon or affixed thereto.

     "Event of Default" shall mean the occurrence of one or more of the following events:

     (i) a default by the Debtor (or any of its members, to the extent applicable), to make any of the Required Payments or to pay any other amount required to be paid by it to Secured Party when due, (except as provided by the last sentence of the definition of "Obligations" below), unless any such default or failure is cured within the applicable cure period, if any, provided therefor in the document evidencing the same;

     (ii) the failure of the Debtor to keep, observe or perform any term or condition of the Asset Purchase Agreement or this Security Agreement required thereunder or hereunder to be kept, observed or performed by the Debtor, to the extent such failure is materially adverse to Secured Party and such failure is not cured upon ten (10) days' notice;

     (iii) the bankruptcy or similar event affecting the Debtor;

     (iv) the occurrence of any other default under the Asset Purchase Agreement or this Security Agreement, including the failure of Debtor to comply with any of the other terms and conditions of any such agreement or instrument, or any of the other documents and instruments governing, securing, guaranteeing or otherwise relating thereto, which in each such case set forth in this paragraph is materially adverse to Secured Party and is not cured within ten (10) business days of written notice thereof to Debtor;

     (v) the failure of the Debtor to commence operations by April 30, 2005 as set forth in Section 4.2 of the LLC Agreement unless any member of the Debtor which has the right to demand the return of its capital contribution due to such fact waives such right.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Intellectual Property" shall mean (subject to the limitation at the end of this definition):

     (a) All intellectual property, whether now owned or hereafter acquired, or in which the Debtor now has or shall hereafter acquire any right, title or interest whatsoever (whether by bill of sale, lease, conditional sales contract or other title retention document), including, but not limited to, all United States, international and foreign patents, patent applications and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule B hereto (as such Schedule B may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Exhibit 1 hereto (an "IP Security Agreement Supplement"), executed and delivered by the Debtor to the Secured Party from time to time in accordance herewith), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein (including the inventions described and contained in the patents and patent applications set forth on Schedule B hereto, or otherwise owned by the Debtor), all rights therein provided by international treaties or conventions and all improvements thereto, together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto (the "Patents");

     (b) all United States, international and foreign trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the tradename "Thermoplastic Composite Designs", "Thermoplastic Flow Forming" and the trademark "TPF" and the trademark registrations and trademark applications set forth in Schedule B hereto (as such Schedule B may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Debtor to the Secured Party from time to time in accordance herewith), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State of the United States or any foreign country (but excluding any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein impairs the validity or enforceability of such intent-to-use trademark applications under applicable federal law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto (the "Trademarks");

     (c) all United States, international and foreign copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule B hereto (as such Schedule B may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Debtor to the Secured Party from time to time in accordance herewith), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto (the "Copyrights");

     (d) all confidential and proprietary information, including without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including all information useful in the exploitation of any and all Patents, Trademarks, Copyrights, trade secrets or Computer Software which is not entitled to statutory or common law protection (the "Trade Secrets");

     (e) all computer software programs and databases (including without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "Computer Software");

     (f) all agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, in which the Debtor is a party or a beneficiary, including without limitation, the license agreements set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Debtor to the Secured Party from time to time), and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises (the "Licenses"); and

     (g) all other rights and goodwill relating to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software and/or Licenses, whether existing now or in the future and wherever located, including all related engineering and shop drawings and other intangible property rights, whether patented or trademarked, relating to or arising out of or utilized in connection therewith or the application thereof, specifically including, but not limited to, the "Thermoplastic Molding System" and all related or other intangibles (including intellectual property) included therewith or a part thereof, as more particularly described in Schedule D hereto, whether now owned or hereafter acquired, together with all rights of the Debtor in and to all income, profits, royalties, damages, licenses or other rights related thereto, including any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, misuse or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, whether existing now or in the future and wherever located (including any commercial tort claims (as defined in the Florida UCC)).

Notwithstanding the foregoing, Intellectual Property shall not include anything which was not (i) acquired from TCD in connection with the Merger (including rights described in subparagraph (g) above with respect thereto), or (ii) developed by Debtor thereafter and derivative of, or integrally related to, or an improvement upon any of the Intellectual Property acquired from TCD in connection with the Merger.

     "Intellectual Property Collateral" shall mean Collateral consisting of Intellectual Property.

     "Intellectual   Property   Security   Agreement"   means  an  agreement  in
substantially the form set forth in Exhibit 2 hereto.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LLC Agreement" shall mean the limited liability company agreement of the Debtor, dated as of February 18, 2005.

     "LRM Assets" shall mean the "Acquired Assets" under and as defined in the Asset Purchase Agreement, excluding any real property included therein.

     "Merger Agreement" shall have the meaning ascribed thereto in Paragraph A of the Recitals to this Agreement.

     "Obligations" shall mean all present or future indebtedness, obligations and/or liabilities of every kind, nature and description of the Debtor from time to time owing to the Secured Party, whether now existing or hereafter incurred or created, arising under or in connection with the Asset Purchase Agreement, the LLC Agreement, this Agreement, or any of documents executed in connection therewith or herewith, including without limitation the Required Payments and any other payments required to be delivered by the Debtor directly to the TCD Shareholders pursuant to the LLC Agreement. Notwithstanding anything herein to the contrary, the Obligations shall not include, and the security interest granted hereunder shall not secure, the contingent portion of the "Merger Consideration" (as defined in the Merger Agreement) payable pursuant to Section
2.02 of the Merger Agreement, and any amounts payable under Section 2.04 of the Merger Agreement.

     "Parent" means Envirokare Tech, Inc., a Nevada corporation.

     "Required Payments" shall have the meaning provided for such term in the LLC Agreement.

     "TCD Security Agreement" shall mean the Security Agreement of even date herewith by the Debtor in favor of the TCD Shareholders.

     "TCD Shareholders" shall mean Dale Polk, Sr. and Dale Polk, Jr.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all present and future Obligations, the Debtor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, a continuing lien on, and first priority perfected security interest in, all of the Debtor's right, title and interest in, to and under the Collateral.

     3. Representations, Warranties and Covenants. The Debtor hereby represents and warrants to and covenants and agrees with the

Secured Party, from and after the date of this Agreement and until the Obligations are indefeasibly satisfied in full in cash, that:

     (a) Good Title, Etc. Except for the security interest granted to the Secured Party pursuant to this Agreement and the security interest granted or to be granted the TCD Shareholders pursuant to the TCD Security Agreement, the Debtor is the sole owner of each item of Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens or rights of others.

     (b) No Other Lien. Except for the security interest granted to the TCD Shareholders pursuant to the TCD Security Agreement, no security agreement, financing statement, initial financing statement, continuation statement, bailee acknowledgment agreement or equivalent security or lien instrument covering all or any part of the Collateral exists or is on file or of record in any public office or will hereafter be created or filed or recorded in any public office, except in favor of the Secured Party as secured party. Except as expressly provided in the preceding provisions of Section 3(b) above, the Debtor has not previously granted a security interest in any of its property or assets of the type constituting Collateral hereunder to any Person, and will not hereafter grant a security interest in any of its property or assets of the types constituting Collateral, except in favor of the Secured Party.

     (c) Perfection. This Agreement creates a valid and continuing lien on, and security interest in, all of the Collateral. Upon appropriate financing statements having been filed in the offices listed on Schedule E hereto, this Agreement creates a duly perfected, valid and continuing lien on and security interest in all of the Collateral with respect to which a security interest may be perfected solely by filing pursuant to the UCC in favor of the Secured Party, prior to all other Liens and rights of others except for the lien granted to the TCD Shareholders pursuant to the TCD Security Agreement, and is enforceable as such as against creditors of and, subject to the provisions of Section 9-320 of the UCC in effect in any applicable jurisdiction or any similar law generally affecting the rights of creditors and buyers of goods in the ordinary course of business, purchasers from the Debtor and as against any owner, lessor, licensee or mortgagee of real property where any of the Equipment is located and any purchaser of such real property. All action necessary or desirable to protect and perfect such security interest in such Collateral has been duly taken.

     (d) No Sale, Assignment or Other Disposition. Until all of the Obligations are satisfied in full, the Debtor shall not sell, assign or otherwise dispose of the Collateral or offer to do so without the prior written consent of the Secured Party (which consent may be given or withheld in the Secured Party's sole discretion); provided that no sale, assignment or disposition will be deemed to have occurred and no such consent shall be required for (i) the grant of a security interest in the Collateral to the TCD Shareholders pursuant to the TCD Security Agreement, or (ii) the entering into by the Debtor of any licensing or similar arrangement with a third party (which shall be defined as any person or entity except one in which Debtor, or any of its members, or the Parent, individually or collectively, own a majority of the equity or voting power).

     (e) Name(s) of Debtor; Chief Executive Office, Etc. The exact full legal name jurisdiction with formation of principal place of business and chief executive office of the Debtor as it appears in its is as set forth in the preamble hereto. The Debtor has had no other name since its organization, and the Debtor has not changed its identity or structure. Neither the Debtor nor any of its divisions or business units has used any other names (including trade names, assumed names, or similar appellations) at any time during the past five
(5) years. The federal tax identification number and any organizational identification number assigned by the state of incorporation or organization of the Debtor is as set forth next to its signature hereto. The Debtor will not change such chief executive office or remove such records, except, in each case, to a location within the continental United States of America, provided that the Debtor shall have given at least sixty (60) days' prior written notice to the Secured Party thereof and shall have taken such action, at the Debtor's expense, as the Secured Party may deem necessary or desirable to maintain the security interest of the Secured Party in the Collateral at all times fully perfected and in full force and effect. The Debtor will not change its name, identity or structure in any manner which might make any financing statement filed in favor of the Secured Party, as secured party, misleading or otherwise ineffective unless the Debtor shall have given the Secured Party at least sixty (60) days' prior written notice thereof and shall have taken such action, at the Debtor's expense, as the Secured Party may deem necessary or desirable to maintain the security interest of the Secured Party in the Collateral at all times fully perfected and in full force and effect. The Debtor will not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof as set forth on Schedule G hereto unless the Debtor provides written notice to the Secured Party at least sixty (60) days prior to such reincorporation or reorganization and delivers to the Secured Party appropriate lien searches and financing statements in that new jurisdiction sufficient to confirm to the Secured Party's reasonable satisfaction its continuing perfected security interest in the Collateral as to which a security interest may be perfected by the filing of a financing statement.

     (f) Further Documentation. At any time and from time to time, upon the written request of the Secured Party, and at the sole cost and expense of the Debtor, the Debtor will promptly and duly execute, acknowledge and/or deliver any and all such further agreements, applications, certificates, documents and other papers and take such further actions as may be necessary or as the Secured Party may reasonably deem desirable in obtaining the full benefits of this Agreement, and of the rights and powers herein granted, including, without limitation, the filing of any financing statement, any initial financing statement or continuation statements under the UCC in effect in any United States jurisdiction or any Recordation Form Cover Sheet (including Form PTO-1594 and Form PTO-1595) or Document Cover Sheet for Recordation of Documents in the U.S. Copyright Office with respect to the liens and security interests granted hereby and using its best efforts to obtain any requested waivers and disclaimers from landlords and mortgagees. The Debtor also hereby irrevocably authorizes the Secured Party, at any time and from time to time, to file in any filing office in any UCC jurisdiction or any federal or state trademark or copyright office or similar registry, any initial financing statements and amendments thereto, and any such financing statement or amendment may: (i) indicate the Collateral; and (ii) provide any other information required by Part 5 of Article 9 of the UCC, for the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, (A) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party's request.

     (g) Equipment. The Debtor will not permit or suffer any of the Equipment to be located at any place other than the address stated in the preamble unless such place is within the continental United States of America, the Secured Party shall have received sixty (60) days' prior written notice thereof and the Debtor shall have taken such actions, at the Debtor's expense, as the Secured Party may deem necessary or desirable to maintain its security interest in such Equipment at all times following such change of location fully perfected, and in full force and effect. The Debtor will keep and maintain each item of Equipment in good operating condition, ordinary wear and tear excepted, and the Debtor will provide all maintenance and service and all repairs necessary for such purpose. The Debtor shall not permit any Equipment to be or become affixed to real property in such a manner that such Equipment becomes a fixture under any applicable law.

     (h) Payment of Obligations. The Debtor will pay promptly, when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies); provided, however, that the Debtor may in good faith diligently contest any tax, assessment, charge or levy in any reasonable manner that shall not adversely affect the Secured Party's rights or the priority of its security interest in the Collateral if the Debtor shall maintain on its books and records proper reserves with respect thereto in accordance with GAAP.

     (i) Limitation on Liens on and Dispositions of Collateral. The Debtor will not create, permit or suffer to exist, and the Debtor will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right in or to the Collateral other than those of the Secured Party granted hereunder and the security interest therein expressly allowed to be granted to the TCD Shareholders pursuant to the TCD Security Agreement hereunder, and the Debtor will defend the right, title and interest of the Secured Party in and to the Collateral, including the Proceeds thereof, against the claims and demands of all Persons whomsoever.

     (j) Maintenance of Insurance. The Debtor will maintain with financially sound and reputable companies, insurance policies: (i) insuring its Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses; and (ii) insuring the Debtor against liability for personal injury and property damage, such policies to be in such form and in such amounts and coverages as may be satisfactory to the Secured Party, with losses payable to the Secured Party as loss payee under standard non-contributory "mortgagee", "lender" or "secured party" clauses. The Debtor shall deliver to the Secured Party, as often as the Secured Party may reasonably request, a report of a reputable insurance Secured Party with respect to the insurance.

     (k) Information True. All information with respect to the Collateral set forth in any schedule, certificate, report or other writing at any time heretofore or hereafter furnished by the Debtor to the Secured Party, and all other written information heretofore or hereafter furnished by the Debtor to the Secured Party, is and will be true and correct in all material respects as of the date furnished.

4.   Additional Agreements Regarding Intellectual Property Collateral.

     (a) With respect to each item of the Intellectual Property Collateral, the Debtor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Unit, (i) to maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect; and (ii) to pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of the Debtor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other Governmental Units, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. The Debtor shall not, without the written consent of the Secured Party upon or after an Event of Default, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright. In the case of any material Intellectual Property Collateral, the Debtor will give prompt notice of any such abandonment to the Secured Party.

     (b) The Debtor agrees promptly to notify the Secured Party if the Debtor learns: (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding the Debtor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same; or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral, if in any such case, such development would be reasonably likely to have a material adverse effect.

     (c) In the event that the Debtor becomes aware that any item of the Intellectual Property Collateral is being infringed, diluted, misappropriated or otherwise violated by a third party, the Debtor shall promptly notify the Secured Party and shall take such actions, at its expense, as the Debtor or the Secured Party deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement, dilution or misappropriation and for an injunction against such infringement, dilution, misappropriation or violation.

     (d) The Debtor shall take all steps which it or the Secured Party by notice to the Debtor deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality. The Debtor shall establish, maintain and adhere to a program to protect all Trade Secrets of the Debtor, including, without limitation, limiting access to such Trade Secrets to those employees or other representatives of the Debtor who have a specific need to have access thereto for the purpose of performing services for the Debtor, obtaining appropriate confidentiality agreements from all employees and others who are or may in the course of their employment have access to such Trade Secrets, and enforcing the rights of the Debtor as against any Person who in contravention of such program obtains access to or otherwise seeks to use such Trade Secrets. The Debtor shall, at the request of the Secured Party, at any time and from time to time, establish to the satisfaction of the Secured Party that the Debtor has created and is then maintaining in force and adhering to, a program to assure protection of such Trade Secrets, in compliance with this paragraph.

     (e) With respect to the Intellectual Property Collateral, the Debtor agrees to execute an Intellectual Property Security Agreement, for recording the security interest granted hereunder to the Secured Party in such Intellectual
Property  Collateral  with  the  U.S.  Patent  and  Trademark  Office,  the U.S.
Copyright Office and any other Governmental Unit necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

     (f) With respect to After-Acquired Intellectual Property, the Debtor agrees that: (i) the provisions of Section 2 hereof shall automatically apply thereto;
(ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto;
(iii) the Debtor shall give prompt written notice thereof to the Secured Party in accordance herewith, and (iv) the Debtor shall execute and deliver to the Secured Party an IP Security Agreement Supplement covering such After-Acquired Intellectual Property as "Additional Collateral" thereunder and as defined therein, and shall record such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Unit necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

5.   The Secured Party's Appointment as Attorney-In-Fact.

(a) The Debtor hereby irrevocably constitutes and appoints the Secured Party (or either of the Secured Party) and any officer or agent of the Secured Party (including a receiver), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do any of the following:

     (i) to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

     (ii) to execute, acknowledge, deliver and record or file all documents or instruments which may be necessary or desirable to preserve and perfect the Secured Party's security interest in the Collateral (or any portion thereof), including any financing statement or amendment to or continuation thereof, and any amendment to the Schedules attached hereto and the Schedules attached to the IP Security Agreement and any IP Security Agreement Supplement.

The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act.

(c) The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with any sale or sales provided for in Section 7(b) of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     6. Performance by the Secured Party of Debtor's Obligations. If the Debtor fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, or if the Secured Party shall take action pursuant to Section 5 of this Agreement, the costs and expenses of the Secured Party incurred in connection therewith, together with interest thereon at the maximum interest rate allowed by law, shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations of the Debtor secured hereby.

     7. Certain Remedies; Rights Upon Default. Subject to Section 18 below:

(a) If an Event of Default shall occur and be continuing, upon the request of the Secured Party, the Debtor shall deposit with the Secured Party, promptly when collected, all Proceeds, whether consisting of checks, notes, drafts, bills of exchange, money orders or other items, received in payment of any Collateral or on account of any Collateral (or portion thereof) and in precisely the form received, except for the Debtor's endorsement when required, in a special bank account maintained by the Secured Party, subject to withdrawal only by the Secured Party as hereinafter provided, and until so turned over, such Proceeds shall be deemed to be held in trust by the Debtor for and as the Secured Party's property and shall not be commingled with the Debtor's other funds. Such Proceeds, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. In no event shall any checks, drafts or other items which are deposited into such special account pursuant hereto constitute final payment unless and until such items have been collected. Any and all such monies or other amounts so received by the Secured Party (whether from the Debtor or otherwise) shall be applied in whole or in part by the Secured Party against all or any part of the Obligations, in such order as the Secured Party may in its sole discretion elect. Any balance of such Proceeds held by the Secured Party and remaining after payment in full of all of the Obligations shall be paid over to whomsoever may be lawfully entitled to receive the same.

(b) If an Event of Default shall occur and be continuing, then, in addition to all other remedies granted to it in this Agreement or in any other instrument or agreement securing, evidencing or relating to the Obligations, the Secured Party may exercise all rights and remedies of a secured party under the UCC and under any other applicable law. Without limiting the generality of the foregoing, the Debtor expressly agrees that in any such event the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of a public sale or the time after a private sale) to or upon the Debtor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the fullest extent permitted by applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Secured Party's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption in the Debtor which right or equity of redemption is hereby waived and released to the maximum extent permitted by applicable law. In connection with any sale or other disposition of all or any part of the Collateral, the Secured Party may comply with any applicable state or federal law requirements and/or disclaim warranties of title, possession, quiet enjoyment or the like without affecting the commercial reasonableness of such sale or other disposition. The Debtor further agrees, at the Secured Party's request, to assemble the Collateral and to make it available to the Secured Party at such places as the Secured Party shall reasonably select, whether at the Debtor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred in connection with the foregoing or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Debtor's Obligations, in such order as the Secured Party may in its sole discretion elect, the Debtor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Secured Party account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral and the Secured Party shall not under any circumstances be liable for any punitive, consequential, or other special damages. The Secured Party shall have, with respect to the Collateral, in addition to any other rights and remedies that may be available to it at law or in equity or pursuant to this Agreement, all rights and remedies of a secured party under any applicable law, and it is expressly agreed that if the Secured Party should proceed to dispose of or utilize the Collateral, or any part thereof, in accordance with the provisions of said law, ten (10) days' prior written notice by the Secured Party to the Debtor shall be deemed to be reasonable notice under any such provision requiring such notice (provided that no prior notice shall be required for Collateral that threatens to decline rapidly in value or that is of a type customarily sold on a recognized market).

(c) The Debtor also agrees to pay all costs and expenses of the Secured Party, including reasonable attorneys' fees and disbursements, incurred with respect to the collection of any of the Obligations and the enforcement of any of its rights hereunder.

(d) Except as otherwise specifically provided herein, the Debtor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(e) The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

8. Limitation on the Secured Party's Duty in Respect of Collateral. Beyond the safe custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any Secured Party or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Debtor shall indemnify, reimburse and save and hold harmless the Secured Party and its respective officers, directors, shareholders, agents, successors and assigns from and against any and all claims, demands, causes of action, suits or judgments, whether or not the Secured Party or is named as a party, and any and all costs and expenses in connection with any thereof (including fees and expenses of legal counsel), for or on account of injury to or death of any person (including employees and agents of the Debtor), loss of or damage to property (including the Collateral and any other liability (including liability for patent, copyright and trademark infringement) which may result from or arise in any manner out of this Agreement or the ownership, control, management, use or operation of the Collateral, including any breach by the Debtor of any representation, warranty, covenant or agreement contained herein or any act done by the Secured Party in reliance upon any of the foregoing or in connection with any such action or proceeding relating to any Collateral, except where any such liability arises solely out of or as the result of the actual possession or control of the relevant Collateral by the Secured Party or its agents or assigns and except where any such liability arises out of the Secured Party's willful misconduct. The indemnity contained in this Section 8 shall continue in full force and effect notwithstanding the full payment of the Obligations.

9. Security Interest Absolute. The pledges and security interest created hereby shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of any agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Obligations or this Agreement.

10. No Offset. No offset or claim that the Debtor now has or may have in the future against the Secured Party shall relieve the Debtor from paying any amounts due hereunder or under the Asset Purchase Agreement or the LLC Agreement or from performing any other obligations contained herein (or therein).

11. Notices. All notices, demands, requests and other communications provided for or permitted under this Agreement shall be in writing and shall be deemed to have been given: (i) in the case of personal delivery, when delivered to the address set forth below; (ii) in the case of mailing, on the third business day after said document has been deposited in the United States Mails, and sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective parties as shown below; and (iii) in all other cases, when the notice or document has been actually received by the other party. The addresses of the respective parties are as follows:

                           If to the Debtor:

                                    LRM Industries LLC
                                    7400 State Road, #46,
                                    Mims, Florida 32754

                                    with a copy to:

                                    Moses & Singer LLP
                                    1301 Avenue of the Americas
                                    New York, New York  10019
                                    Attention:  Allan Grauberd, Esq.





                           If to the Secured Party:

                                    Envirokare Composite Corp.
                                    225 W. Glades Road, Suite 112E
                                    Boca Raton, Florida 33431


                           with a copy to:

                                    Moses & Singer LLP
                                    1301 Avenue of the Americas
                                    New York, New York  10019
                                    Attention:  Allan Grauberd, Esq.

Any party hereto may change their respective addresses for the purpose of giving notice by providing written notice to the other party in the manner specified in this Section 11.

12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Furthermore, in lieu of such prohibited or unenforceable provision, there shall be added automatically to this Agreement, without the need for any action by the Secured Party, the Debtor or any other person, a provision as similar in terms as possible to such prohibited or unenforceable provisions which would be legal, valid and enforceable.

13. No Waiver; Cumulative Remedies. The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. In no event shall prior recourse to the Collateral be a prerequisite to the Secured Party's right to demand and obtain payment of any Obligation in accordance with the terms thereof. None of the provisions of this Agreement may be changed or terminated, or otherwise, except by an instrument in writing, duly executed by the Secured Party. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy or reorganization of the Debtor or any other Person, as though such payment had not been made. If this Agreement is terminated, in whole or in part, by operation of law, the Debtor shall indemnify and save and hold harmless the Secured Party and their respective successors and assigns from and against any loss which might be suffered or incurred by any of them as a result of the transactions contemplated hereby prior to the receipt by them of a notice in writing from or on behalf of the Debtor of such termination.

14. Successors and Assigns. This Agreement and all obligations of the Debtor hereunder shall be binding upon the successors and assigns of the Debtor and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party and its respective successors and assigns; provided that the Debtor may not transfer or assign its rights and obligations hereunder (and any such assignment on transfer shall be void) without the prior written consent of the Secured Party (which consent may be given or withheld in the sole discretion of the Secured Party).

15. Indemnification. The Debtor shall indemnify and hold harmless the Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursement of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Secured Party in any way relating to or arising out of this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof; provided that the Debtor shall not be liable for any of the foregoing to the extent they are determined by a court having competent jurisdiction to have arisen from the gross negligence or willful misconduct of the Secured Party. The agreements in this Section shall survive the termination of this Agreement. The Debtor further agrees to pay, and to indemnify, save and hold harmless the Secured Party and its successors and assigns from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

17.  Jurisdiction; Waiver of Right to Jury Trial; Other Waivers.

(a) The Debtor hereby consents and submits to the nonexclusive jurisdiction of any court of record of the State of Florida or any federal court located in Orange County, Florida. In the event that the Secured Party brings any action, suit or proceeding in any court of record of the State of Florida or of the United States to enforce any or all of the provisions hereof, service of process may be made upon the Debtor by mailing a copy of the summons to the Debtor, by certified or registered mail at the address set forth for the Debtor herein or at the last address of the Debtor appearing in the Secured Party's records. Nothing in this Agreement shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Debtor in any other jurisdiction. Any action, suit or proceeding against the Secured Party in respect of this Agreement shall be brought only in a court of record of the State of Florida, located in Brevard County, Florida or any federal court located in Orange County, Florida which shall have exclusive jurisdiction for such purpose. The Debtor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and consents to the granting of such legal or equitable relief as is deemed appropriate by any court.

(b) THE DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES: (I) THE RIGHT OF TRIAL BY JURY IN THE EVENT OF ANY LITIGATION BETWEEN THE PARTIES HERETO IN RESPECT OF ANY MATTERS ARISING UNDER THIS AGREEMENT, WHETHER OR NOT SUCH LITIGATION HAS BEEN COMMENCED IN RESPECT OF THIS AGREEMENT AND WHETHER OR NOT OTHER PERSONS ARE ALSO PARTIES THERETO; AND (II) ANY CLAIM THAT ANY COURT OF RECORD REFERRED TO IN
SECTION 17(A) IS AN INCONVENIENT FORUM AND AGREES THAT, SHOULD THE SECURED PARTY BRING ANY ACTION, SUIT OR PROCEEDING IN RELATION TO ANY SUCH MATTER, THE DEBTOR WILL NOT INTERPOSE ANY CROSS-CLAIM, COUNTERCLAIM, SETOFF OR DEFENSE OF ANY NATURE. ACCEPTANCE OF THIS AGREEMENT BY THE SECURED PARTY SHALL BE DEEMED TO CONSTITUTE A WAIVER BY THE SECURED PARTY OF THE RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION IN RESPECT OF WHICH THE DEBTOR HAS WAIVED THE RIGHT TO TRIAL BY JURY HEREUNDER.

18. Subordination/Standstill Agreement. The lien of this Security Agreement and the security interest in and to the Collateral granted the Secured Party hereunder is junior, inferior and subordinate to the lien and security interest in and to the Collateral given by the Debtor to the TCD Shareholders pursuant to the TCD Security Agreement. In furtherance thereof, the Secured Party hereby acknowledges such subordination and agrees that until the obligations secured by the TCD Security Agreement are paid or satisfied, in full, without the prior written consent of the TCD Shareholders:

     (i) Secured Party shall take no action to enforce any claims which it has or may have against the Debtor and to take no action against the Collateral (or any portion thereof) hereunder; and

     (ii) Secured Party agrees that the TCD Shareholders, in their sole discretion, may take any action without affecting the covenants and agreements of Secured Party set forth in this Section 18, including, but not limited to, the following: (1) modify the terms of any of the obligations secured by the TCD Security Agreement; (2) grant an extension or renewal of any of such obligations; (3) defer payments or enter into a work-out agreement for or with respect to such obligations (or any portion thereof); (4) release or substitute any collateral securing such obligations; (5) forbear from collecting on existing collateral or require additional collateral, declare a default or Event of Default on the Obligations; and/or (6) agree to release, compromise or enter into any settlement of or with respect to any of such obligations owing to the TCD Shareholders.

     (iii) Secured Party will, from and after the date hereof, execute any documentation reasonably required by the TCD Shareholders, to confirm the subordinations provisions set forth in this Section 18.

Secured Party agrees that the above-described covenants and agreements of Secured Party set forth in this Section 18 shall apply to any successor to it hereunder (or in and to any of the obligations owed to Secured Party and which are secured hereby), including any bankruptcy trustee or receiver or guarantors or sureties of such obligations owing to Secured Party.

19. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart.

20. Time of the Essence. Time is of the essence under this Security Agreement.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                   LRM INDUSTRIES LLC


                                   By:/s/ John Verbicky
                                   Name: John Verbicky
                                   Title: CEO
                                   EIN: 20-2267069


ACCEPTED AND AGREED:

ENVIROKARE COMPOSITE CORP.



By: George Kazantzis




                                                                                                  Schedule B to Security Agreement
                                                                                                         dated as of March 3, 2005
                                                                                          made by Debtor in favor of Secured Party

------------------------------------------------------------------------------------------------------------------------
1.  Patents and Applications Therefor:

------------------------------------------------------------------------------------------------------------------------
Country           Title of Patent       Application or Patent Number    Issue or Application Date        Expiration Date
-------           ---------------       ----------------------------    -------------------------        ---------------

----------------- --------------------- ------------------------------- -------------------------------- ---------------
----------------- --------------------- ------------------------------- -------------------------------- ---------------

------------------------------------------------------------------------------------------------------------------------
2.  Copyrights and Applications Therefor:

------------------------------------------------------------------------------------------------------------------------
Country              Work                      Registration Number                   Registration Date
-------------------- ------------------------- ------------------------------------- -----------------------------------
-------------------- ------------------------- ------------------------------------- -----------------------------------

-------------------- ------------------------- ------------------------------------- -----------------------------------
-------------------- ------------------------- ------------------------------------- -----------------------------------

------------------------------------------------------------------------------------------------------------------------
3.  Trademarks and Applications Therefor:

------------------------------------------------------------------------------------------------------------------------
Country              Mark                     (Serial Number)* Registration Number   (Application Date) Registration
-------              ----                                      -------------------                      -------------
                                                                                     Date
-------------------- ------------------------ -------------------------------------- -----------------------------------
-------------------- ------------------------ -------------------------------------- -----------------------------------


-------------------- ------------------------ -------------------------------------- -----------------------------------

NOTE:      Trademarks should be listed in numerical order with registration numbers and application numbers separated.






                                                                                                 Schedule E to Security Agreement
                                                                                                        dated as of March 3, 2005
                                                                                         made by Debtor in favor of Secured Party



1.       Offices and Jurisdictions for Filing of Financing Statements/Security Agreement:

         Jurisdiction of Organization                Filing Office
         ----------------------------                -------------

         US Patent Office, Delaware



2.       Locations of Equipment:

         City   County   State
         ----   ------   -----






                         Exhibit 1 to Security Agreement
                            dated as of March 3, 2005
                    made by Debtor in favor of Secured Party



                                    [FORM OF]
               INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT


     This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP Security Agreement Supplement") dated as of ________ ___, 20__, is made by LRM Industries LLC, a Delaware limited liability company (the "Debtor"), having its chief executive office at 7400 State Road, #46, Mims, Florida 32754, in favor of Envirokare Composite Corp., a Delaware corporation (the "Secured Party").

     WHEREAS, the Debtor has executed and delivered a Security Agreement, dated as of March 3, 2005 made by the Debtor in favor of the Secured Party (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"). To create a short form version of the Security Agreement covering certain intellectual property of the Debtor for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other Governmental Units, the Debtor has executed and delivered the Intellectual Property Security Agreement made by the Debtor in favor of the Secured Party dated as of March 3, 2005 (as amended, supplemented or otherwise modified from time to time, the "IP Security Agreement"). Terms used and defined terms herein and not otherwise defined herein shall have meaning provided in the Security Agreement.

     WHEREAS, under the terms of the Security Agreement and the IP Security Agreement, the Debtor has granted to the Secured Party a security interest in the Additional Collateral (as defined in Section 1 below) of the Debtor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other Governmental Units.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor agrees as follows:

     SECTION 1. Confirmation of Grant of Security. The Debtor hereby acknowledges and confirms the grant of a security interest to the Secured Party under the Security Agreement and the IP Security Agreement in and to all of the Debtor's right, title and interest in and to the following (the "Additional Collateral"):

(i) all United States, international and foreign patents, patent applications, and patent licenses set forth in Schedule A hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

(ii) all United States, international and foreign trademarks, service mark registrations, applications, and licenses set forth in Schedule B hereto (but excluding any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein impairs the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby and renewals and extensions of the foregoing, and all rights therein provided by international treaties or conventions (the "Trademarks");

(iii) all United States, international and foreign copyrights, whether registered or unregistered, including, without limitation, the United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule C hereto (the "Copyrights");

(iv) any and all claims for damages for past, present and future infringement, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(v) any and all Proceeds and products of any of the foregoing.

     SECTION 2. Supplement to Security Agreement and IP Security Agreement. Schedule B to the Security Agreement and Schedules A, B and C to the IP Security Agreement are each, effective as of the date hereof, hereby supplemented to add to such Schedules the Additional Collateral.

     SECTION 3. Recordation. The Debtor authorizes and requests the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

     SECTION 4. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of Florida.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Debtor has caused this Intellectual Property Security Agreement Supplement to be duly executed and delivered as of the date first above written.

                                           LRM INDUSTRIES LLC


                                         By:/s/ John Verbicky
                                         Name:  John Verbicky
                                         Title: CEO


                                                     Address for Notices:

                                                     LRM Industries LLC
                                                     7400 State Road, #46,
                                                     Mims, Florida 32754



ACCEPTED AND AGREED:

ENVIROKARE COMPOSITE CORP.


By: _____________________________
      Name: George Kazantzis
      Title: CEO

                         Exhibit 2 to Security Agreement
                            dated as of March 3, 2005
                    made by Debtor in favor of Secured Party

                                    [FORM OF]
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, supplemented, or otherwise modified from time to time, the "IP Security Agreement") dated as of March 3, 2005, is made by LRM Industries LLC, a Delaware limited liability company (the "Debtor"), having its chief executive office at at 7400 State Road, #46, Mims, Florida 32754, in favor of Envirokare Composite Corp., a Delaware corporation (the "Secured Party").

     WHEREAS, the Debtor has executed and delivered the Security Agreement dated as of March 3, 2005 made by the Debtor in favor of the Secured Party (as amended, supplemented, or otherwise modified from time to time, the "Security Agreement"). Terms used as defined terms herein and not otherwise defined herein shall have the meaning provided in the Security Agreement.

     WHEREAS, under the terms of the Security Agreement, the Debtor has granted to the Secured Party a security interest in, among other property, certain intellectual property of the Debtor and has agreed as a condition thereof to execute this IP Security Agreement covering such intellectual property for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other Governmental Units.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor agrees as follows:

     SECTION 1. Grant of Security. The Debtor hereby grants to the Secured Party a security interest in and to all of the Debtor's right, title and interest in and to the following (the "Collateral"):

(vi) all United States, international and foreign patents, patent applications and patent licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by supplements to the Security Agreement and this IP Security Agreement, each such supplement being in substantially the form of
Exhibit 1 to the Security Agreement (an "IP Security Agreement Supplement") executed and delivered by the Debtor to the Secured Party from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

(vii) all United States, international and foreign trademarks and service mark registrations, applications, and licenses set forth in Schedule B hereto (but excluding any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein impairs the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby and renewals and extensions of the foregoing, and all rights therein provided by international treaties or conventions (as such Schedule B may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Debtor to the Secured Party from time to time) (the "Trademarks");

(viii) all United States, international and foreign copyrights, whether registered or unregistered, including, without limitation, the United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Debtor to the Secured Party from time to time) (the "Copyrights");

(ix) any and all claims for damages for past, present and future infringement, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(x) any and all Proceeds and products of any of the foregoing.

     SECTION 2. Security for Obligations. The pledge and assignment of, and the grant of a security interest in, the Collateral by the Debtor under this IP Security Agreement secures the payment of all Obligations of the Debtor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to the Debtor, the payment of all amounts that constitute part of the Obligations and that would be owed by the Debtor to the Secured Party but for the fact that such Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor.

     SECTION 3. Recordation. The Debtor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this IP Security Agreement.

     SECTION 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Debtor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Secured Party with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

     SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Debtor has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.


                                      LRM INDUSTRIES LLC


                                      By: /s/ John Verbicky
                                      ---------------------------
                                      Name: John Verbicky
                                      Title: CEO


                                                     Address for Notices:

                                                     LRM Industries LLC
                                                     7400 State Road, #46,
                                                     Mims, Florida 32754




ACCEPTED AND AGREED:

ENVIROKARE COMPOSITE CORP.


By: /s/ George Kazantzis
------------------------
Name: George Kazantzis
Title: CEO